Exhibit 10.3

ADMINISTRATION AGREEMENT

BETWEEN

FS SPECIALTY LENDING FUND

AND

FS SPECIALTY LENDING ADVISOR, LLC

This Administration Agreement (the “Agreement”) is made this 28th day of October 2025, by and between FS SPECIALTY LENDING FUND, a Delaware statutory trust (the “Fund”), and FS SPECIALTY LENDING ADVISOR, LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Fund is a non-diversified, closed-end management investment company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Fund desires to retain the Administrator to provide the administrative services necessary for the operation of the Fund on the terms and conditions hereinafter set forth, and the Administrator wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.             Duties of the Administrator.

(a)            Retention of Administrator. The Fund hereby employs the Administrator to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to the supervision, direction and control of the board of trustees of the Fund (the “Board”), the provisions of the Fund’s declaration of trust (as may be amended from time to time, the “Declaration”) and bylaws (as may be amended from time to time, the “Bylaws”), and applicable federal and state law.

(b)           Responsibilities of Administrator. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Fund, including providing general ledger accounting, fund accounting, legal services, investor relations and other administrative services. Without limiting the generality of the foregoing, the Administrator shall:

(i)            provide the Fund with office facilities and equipment, and provide clerical, bookkeeping, accounting and recordkeeping services, legal services, and shall provide all such other administrative services as the Administrator shall from time to time determine to be necessary or appropriate to perform its obligations under this Agreement;

(ii)           on behalf of the Fund, enter into agreements and/or conduct relations with custodians, depositories, transfer agents, distribution disbursing agents, the distribution reinvestment plan administrator, shareholder servicing agents, accountants, auditors, tax consultants, advisers and experts, investment advisers, compliance officers, escrow agents, attorneys, dealer managers, underwriters, brokers and dealers, investor custody and share transaction clearing platforms, marketing, sales and advertising materials contractors, public relations firms, investor communication agents, printers, insurers, banks, third-party pricing or valuation firms, and such other persons in any such other capacity deemed to be necessary or desirable by the Administrator and the Fund;

(iii)          have the authority to enter into one or more sub-administration agreements with other service providers (each, a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the service providers in fulfilling its responsibilities hereunder. Any such sub-administration agreements shall be in accordance with the requirements of the Investment Company Act, and other applicable federal and state law, and shall contain a provision requiring the Sub-Administrator to comply with Sections 1(e) and 2 below as if it were the Administrator. The Administrator and not the Fund shall be responsible for any compensation payable to any Sub-Administrator.

(iv)          as may be requested, make reports to the Board of its performance of obligations hereunder;

(v)           furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as the Administrator reasonably shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not pursuant to this Agreement, provide any advice or recommendation relating to the securities or other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund;

(vi)          assist the Fund in the preparation of and maintaining the financial and other records that the Fund is required to maintain and the preparation, printing and dissemination of reports that the Fund is required to furnish to shareholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”), and states and jurisdictions, if any, where any offering of the Fund’s common shares of beneficial interest (“Shares”) is registered or otherwise reported and there is a duty to file information with one or more states on a one-time or ongoing basis;

(vii)         assist the Fund in determining and publishing the Fund’s net asset value, oversee the preparation and filing of the Fund’s tax returns, and generally oversee and monitor the payment of the Fund’s expenses;

(viii)        oversee the performance of administrative and other professional services rendered to the Fund by others; and

(ix)           coordinate services in connection with any repurchase of Shares pursuant to the Fund’s share repurchase program or otherwise.

(c)           Acceptance of Employment. The Administrator hereby accepts such employment and agrees during the term hereof to render the services described herein, subject to the reimbursement of costs and expenses provided for below, and subject to the limitations contained herein.

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(d)           Independent Contractor Status. The Administrator, and any others with whom the Administrator subcontracts to provide the services set forth herein, shall, for all purposes herein provided, be deemed to be independent contractors and, except as expressly provided or authorized herein or by written agreement of the Fund and the Administrator, shall have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

(e)           Record Retention. Subject to review by, and the overall control of, the Board, the Administrator shall maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder as required under the Investment Company Act. The Administrator shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Administrator agrees that all records that it maintains for the Fund are the property of the Fund and shall surrender promptly to the Fund any such records upon the Fund’s request and upon termination of this Agreement pursuant to Section 7, provided that the Administrator may retain a copy of such records. The Administrator further agrees that the records which it maintains for the Fund will be preserved in the manner and for the periods prescribed by the Investment Company Act, unless any such records are earlier surrendered as provided above.

2.             The Fund’s Responsibilities and Expenses Payable by the Fund.

Subject to the limitations on reimbursement of the Administrator as set forth in Section 3 below, the Fund, either directly or through reimbursement to the Administrator, shall bear all other costs and expenses of its operations and transactions, including (without limitation): expenses related to the organization, offering, capitalization, operation, regulatory compliance or administration of the Fund; the cost of calculating the Fund’s net asset value, including the cost of any third-party pricing or valuation services; the cost of effecting sales and repurchases of the Fund’s common shares and other securities; investment advisory fees; fees payable to third parties including, without limitation, agents, consultants or other advisors, relating to, or associated with, making investments, monitoring investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments; interest payments on the Fund’s debt or related obligations; transfer agent and custodial fees; research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data); fees and expenses associated with marketing efforts; federal and state registration or notification fees; federal, state and local taxes; fees and expenses of the Independent Trustees (as defined below); costs of proxy statements, shareholders’ reports, notices and other filings; fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums; direct costs such as printing, mailing, long distance telephone and staff costs; fees and expenses associated with accounting, corporate governance, independent audits and outside legal costs; costs associated with the Fund’s reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as amended; all costs of registration and listing the Fund’s common shares or other securities of the Fund on any securities exchange; brokerage commissions for the Fund’s investments; all other expenses incurred by the Administrator or the Fund in connection with administering the Fund’s business, including expenses incurred by the Administrator in performing administrative services for the Fund and administrative personnel paid by the Administrator, to the extent they are not controlling persons of the Administrator or any of its affiliates; and any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Declaration or the Bylaws.

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3.             No Fee; Reimbursement of Expenses; Limitations on Reimbursement of Expenses.

In full consideration for the provisions of the services provided by the Administrator under this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the services provided, notwithstanding that the Fund shall reimburse the Administrator no less than quarterly, for all expenses of the Fund incurred by the Administrator as well as the actual cost of goods and services used for or by the Fund and obtained from entities not affiliated with the Administrator.

The Administrator shall be reimbursed for the administrative services performed by it on behalf of the Fund; provided, however, that such costs are reasonably allocated to the Fund on the basis of assets, revenues, time allocations or other method conforming with generally accepted accounting principles.

4.             Other Activities of the Administrator.

The services provided by the Administrator to the Fund are not exclusive, and the Administrator may engage in any other business or render similar or different services to others, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director or trustee of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, interestholders, members, managers or otherwise, and that the Administrator and directors, officers, employees, partners, interestholders, members and managers of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

5.             Responsibility of Dual Trustees, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Administrator is or becomes a trustee, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, member, officer and/or employee of the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, member, officer or employee of the Administrator or under the control or direction of the Administrator, even if paid by the Administrator.

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6.             Indemnification.

The Administrator (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Administrator) shall not be liable to the Fund for any action taken or omitted to be taken by the Administrator or such other person in connection with the performance of any of its duties or obligations under this Agreement or otherwise as the administrator of the Fund with respect to the receipt of compensation for services and the Fund shall indemnify, defend and protect the Administrator (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as an administrator of the Fund, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Delaware or the Declaration. Notwithstanding the preceding sentence of this Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its shareholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

7.             Effectiveness, Duration and Termination of Agreement.

(a)            Term and Effectiveness. This Agreement shall become effective as of the date set forth above. This Agreement shall remain in effect with respect to the Fund for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by: (a) the vote of the Board; and (b) the vote of a majority of the Fund’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party.

(b)           Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice to the other party. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party. The provisions of Section 6 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

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(c)           Payments to and Duties of Administrator Upon Termination.

(i)            After the termination of this Agreement, the Administrator shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Fund within 30 days after the effective date of such termination all unpaid reimbursements due and payable to the Administrator prior to termination of this Agreement.

(ii)           The Administrator shall promptly upon termination:

(A)             Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)             Deliver to the Board all assets and documents of the Fund then in custody of the Administrator; and

(C)             Cooperate with the Fund to provide an orderly administrative transition.

8.             Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

9.             Amendments.

This Agreement may be amended in writing by mutual consent of the parties hereto, subject to the provisions of the Investment Company Act.

10.           Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware. For so long as the Fund is regulated as a closed-end management investment company registered under the Investment Company Act or regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

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11.           Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

14.          Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts and by exchange of original and/or electronic (PDF and/or DocuSign) signature pages, all of which shall be considered but one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date written above.

FS SPECIALTY LENDING FUND

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel

FS SPECIALTY LENDING ADVISOR, LLC

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel

[Signature Page to Administration Agreement]

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